EXHIBIT -99.10(A)

Sutherland Asbill & Brennan LLP	1275 Pennsylvania Avenue, N.W. Washington, D.C. 20004-2415 202.383.0100 fax 202.637.3593
ATTORNEYS AT LAW	www.sablaw.com

Steven B. Boehm

DIRECT LINE: 202.383.0176

Internet: sboehm@sablaw.com

April 29, 2005

The Board of Directors

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, New York 10017-3206

Re:	TIAA-CREF Life Separate Account VA-1

TIAA-CREF Life Insurance Company

Registration Statement on Form N-4

File Nos. 333-46414 and 811-08963

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information as a part of post-effective amendment No. 6 to the above-referenced registration statement on Form N-4. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely, SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Steven B. Boehm
Steven B. Boehm

Atlanta    ■    Austin    ■    New York    ■    Tallahassee    ■    Washington DC